UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	December 21, 2010
(Date of earliest event reported):	December 21, 2010

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     717-291-2411
Former name or former address, if changed since last Report:  N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a regular meeting on December 21, 2010, the Fulton Financial Corporation (“Fulton”) Board of Directors elected Lieutenant General Joe N. Ballard, US Army retired, (“LTG Ballard”) to serve as a director of Fulton effective January 18, 2011. LTG Ballard will hold office for a term expiring at the Fulton annual meeting of shareholders on April 28, 2011, and until his successor is elected and qualified. He will stand for election by shareholders for a new term at the Fulton 2011 annual meeting of shareholders.

LTG Ballard, age 68, of Davidsonville, Maryland, has been a director of The Columbia Bank, a Fulton subsidiary bank, since 2006. LTG Ballard is the founder, president and CEO of the Ravens Group, a management and staffing firm in Maryland. He is also a retired veteran who held his last military assignment as the 49th Chief of Engineers and Commander for the US Army Corps of Engineers.

There are no arrangements or understandings between LTG Ballard and any other persons or entities pursuant to which LTG Ballard was selected as a director. In connection with his election, LTG Ballard will receive Fulton’s standard non-employee director compensation paid to other Fulton directors. At the present time LTG Ballard’s board committee assignments have not been determined.

A copy of Fulton’s December 21, 2010 press release announcing LTG Ballard's appointment as a director of Fulton is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Fulton Press Release dated December 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2010	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer